UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 29, 2001

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On October 29, 2001, Peoples Energy Corporation released its preliminary financial results for its fiscal year ended September 30, 2001. The following is additional information regarding these preliminary results.

Peoples Energy Corporation	Preliminary

Summary of Selected Financial and Operating Data (Unaudited)

	Twelve Months Ended
	September 30,
	2001	2000
Operating Results (In Thousands)
Gas Distribution Revenues
Sales - Residential
- Heating	$ 1,381,239	$ 788,990
- Non-heating	58,125	47,771
- Commercial	204,629	122,350
- Industrial	39,621	22,676
Total Gas Distribution Sales	1,683,614	981,787

Transportation	130,972	109,316
Other	20,841	25,038
Total Gas Distribution Revenues	1,835,427	1,116,141

Diversified Segments Revenues	434,791	301,392
Total Operating Revenues	2,270,218	1,417,533

Less - Cost of energy sold	1,524,492	746,619
Gross Margin	745,726	670,914

Net Income	$ 97,020	$ 86,415

Gas Distribution Deliveries (MDth)
Sales - Residential
- Heating	124,329	114,412
- Non-heating	3,208	3,402
- Commercial	19,350	18,974
- Industrial	4,042	4,003
Transportation	98,286	98,810
Total Gas Distribution Deliveries	249,215	239,601

Number of Gas Distribution Customers (average)
Sales - Residential
- Heating	753,800	741,514
- Non-heating	177,351	177,682
- Commercial	46,160	48,540
- Industrial	3,005	3,188
Transportation	20,147	17,213
Total Gas Distribution Customers	1,000,463	988,137

Degree Days - actual	6,711	5,650

Per cent colder (warmer) than normal	4.4%	-13.6%

Peoples Energy Corporation	Preliminary

Consolidated Statements of Income (Unaudited)

	Twelve Months Ended
(In Thousands, except per-share amounts)	September 30,
	2001	2000

Operating Revenues	$ 2,270,218	$ 1,417,533
Operating Expenses:
Cost of energy sold	1,524,492	746,619
Operation and maintenance	295,815	269,274
Depreciation, depletion and amortization	95,046	100,935
Taxes - Other than income taxes	192,848	141,522

Total Operating Expenses	2,108,201	1,258,350

Operating Income	162,017	159,183

Equity Investment Income	43,188	17,694

Total Operating and Equity Investment Income	205,205	176,877

Other Income and (Deductions)	15,317	5,803

Interest Expense	72,051	52,919

Earnings Before Income Taxes	148,471	129,761

Income Taxes	51,417	43,346

Income Before Cumulative Effect of Change in
Accounting Principle	97,054	86,415

Cumulative Effect of Change in Accounting
Principle, Net of Tax	(34)	-

Net Income	$ 97,020	$ 86,415

Average Shares of Common Stock Outstanding
Basic	35,380	35,413
Diluted	35,439	35,417
Earnings Per Share of Common Stock
Basic	$ 2.74	$ 2.44
Diluted	$ 2.74	$ 2.44

Peoples Energy Corporation		Preliminary

Consolidated Balance Sheets (Unaudited)

	September 30,	September 30,
(In Thousands)	2001	2000

Assets
Capital Investments:
Property, plant and equipment, at original cost	$ 2,703,603	$ 2,517,100
Less - Accumulated depreciation and depletion	949,691	871,760
Net property, plant and equipment	1,753,912	1,645,340
Investments in equity investees	160,490	139,317
Other investments	26,020	25,435

Total Capital Investments - Net	1,940,422	1,810,092

Utility Customer Accounts Receivable - net of reserves	241,054	127,455
Other Current Assets	498,576	336,444
Other Assets	324,930	227,927

Total Assets	$ 3,004,982	$ 2,501,918

Capitalization and Liabilities
Common Stockholders' Equity:
Common stock	$ 299,312	$ 298,039
Capital in excess of par value of stock	15	3
Retained earnings	513,492	488,314
Treasury stock	(6,793)	(6,817)
Accumulated other comprehensive income	(509)	(2,457)

Total Common Stockholders' Equity	805,517	777,082
Long-Term Debt	644,308	419,663

Total Capitalization	1,449,825	1,196,745

Current Liabilities	1,063,424	848,459
Deferred Credits and Other Liabilities	491,733	456,714

Total Capitalization and Liabilities	$ 3,004,982	$ 2,501,918

Common Stock Information at End of Period
(Unaudited)

Annualized dividend rate	$2.04	$2.00
Dividend yield (per cent)	5.1%	6.0%
Book value per share	$22.76	$22.02
Market price	$39.76	$33.39
Market price as a per cent of book value	175%	152%

Peoples Energy Corporation	Preliminary

Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended
(In Thousands)	September 30,
	2001	2000
Operating Activities:
Net Income	$ 97,020	$ 86,415
Adjustments to reconcile net income to net cash:
Depreciation, depletion and amortization
Per statement of income	95,046	100,935
Charged to other accounts	5,835	4,791
Deferred income taxes and investment tax credits - net	(6,865)	38,764
Non-cash items	983	-
Change in deferred credits and other liabilities	41,884	11,598
Change in accumulated other comprehensive income	1,948	-
Change in other assets	(97,970)	(56,333)
Undistributed earnings from equity investments	(7,587)	(11,545)
Change in current assets and liabilities:
Receivables - net	(183,486)	(83,015)
Gas in storage	(1,970)	(3,024)
Gas costs recoverable	48,025	(43,699)
Regulatory assets	836	265
Accounts payable	114,603	29,615
Accrued taxes	15,952	(22,330)
Gas sales revenue refundable	45,608	1,039
Other	(321)	(2,250)

Net Cash Provided by (Used in) Operating Activities	169,541	51,226

Investing Activities:
Capital spending	(266,184)	(247,724)
Other assets	(470)	(2,463)
Return of capital investments	37,784	-
Temporary investments and special deposits	6,766	(1,237)
Advances to joint venture partnerships	(79,174)	(68,442)
Proceeds from sale of assets	5,933	-

Net Cash Used in Investing Activities	(295,345)	(319,866)

Financing Activities:
Short-term debt	39,240	412,215
Issuance of long-term debt	325,000	100,000
Retirement of long-term debt of subsidiaries	(100,355)	(175,071)
Dividends paid on common stock	(71,577)	(70,068)
Proceeds from issuance of common stock	1,285	1,330
Treasury stock purchases	24	(6,817)

Net Cash Provided by Financing Activities	193,617	261,589

Net Increase (Decrease) in Cash and Cash Equivalents	67,813	(7,051)
Cash and Cash Equivalents at Beginning of Period	5,956	13,007

Cash and Cash Equivalents at End of period	$ 73,769	$ 5,956

Peoples Energy Corporation			Preliminary

Summary of Operating Statistics for the Oil and Gas Production Segment (Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2001	2000	2001	2000
Average daily production:
Gas (MMCFD)	45.5	31.5	37.2	27.6
Oil (MBOD)	1.2	1.1	1.1	0.8
Gas equivalent (MMCFE)	52.6	38.1	43.9	32.2

Average daily hedged volumes:
Gas (MMCFD)	34.7	28.2	28.5	21.7
Oil (MBOD)	0.4	0.7	0.5	0.4

Percentage hedged:
Gas	79%	89%	77%	79%
Oil	37%	64%	46%	56%

Average hedge price:
Gas ($/MCF)	$ 3.38	$ 2.40	$ 2.78	$ 2.34
Oil ($/BBL)	$ 19.95	$ 22.55	$ 20.73	$ 19.54

Net realized price:
Gas ($/MCF)	$ 3.32	$ 2.48	$ 3.26	$ 2.46
Oil ($/BBL)	$ 23.97	$ 23.53	$ 23.38	$ 22.17
Equivalent ($/MCFE)	$ 3.41	$ 2.72	$ 3.36	$ 2.64

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

October 29, 2001	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Sr. Vice President and Chief Financial Officer